UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 13, 2026
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05560	04-2302115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5260 California Avenue		92617
Irvine, California
(Address of principal executive offices)		(Zip Code)

(949)	231-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	SWKS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders of Skyworks Solutions, Inc. (the “Company”) held on May 13, 2026 (the “Annual Meeting”), the Company’s stockholders approved the 2026 Long-Term Incentive Plan (the “2026 LTIP”), which had previously been adopted by the Company’s Board of Directors (the “Board”) subject to stockholder approval. The description of the 2026 LTIP contained on pages 80 to 92 of the Company’s Definitive Proxy Statement for the 2026 Annual Meeting, filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2026, in connection with the Annual Meeting (the “Proxy Statement”), is incorporated herein by reference. A complete copy of the 2026 LTIP is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders were asked to consider and vote on nine proposals that are described in the Proxy Statement. The results of the voting on each of those proposals were as follows:

1.The Company’s stockholders elected each of Alan S. Batey, Kevin L. Beebe, Philip G. Brace, Eric J. Guerin, Christine King, Suzanne E. McBride, David P. McGlade, Robert A. Schriesheim, and Maryann Turcke to serve as a director of the Company until the next annual meeting of the Company’s stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

The voting results with respect to each director elected at the Annual Meeting are set forth in the following table:

Nominees	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
Alan S. Batey	90,839,246	17,937,861	157,371	12,941,125
Kevin L. Beebe	91,307,647	17,426,070	200,761	12,941,125
Philip G. Brace	107,873,021	915,837	145,620	12,941,125
Eric J. Guerin	107,768,177	1,010,581	155,720	12,941,125
Christine King	91,823,084	16,968,229	143,165	12,941,125
Suzanne E. McBride	106,787,393	1,903,738	243,347	12,941,125
David P. McGlade	99,721,124	9,056,072	157,282	12,941,125
Robert A. Schriesheim	106,144,737	2,633,151	156,590	12,941,125
Maryann Turcke	94,618,670	14,020,920	294,888	12,941,125

2.The Company’s stockholders ratified the selection by the Company’s Audit Committee of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s 2026 fiscal year.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
112,917,728	8,706,974	250,901	0

3.The Company’s stockholders did not approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
54,203,161	54,542,944	188,373	12,941,125

4.The Company’s stockholders did not approve an amendment to the Company’s Restated Certificate of Incorporation, as amended (the “Charter”), to eliminate the supermajority vote provisions relating to stockholder approval of a merger or consolidation, disposition of all or substantially all of the Company’s assets, or issuance of a substantial amount of the Company’s securities.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
108,270,918	561,080	102,480	12,941,125

5.The Company’s stockholders did not approve an amendment to the Charter to eliminate the supermajority vote provisions relating to stockholder approval of a business combination with any related person.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
108,266,638	562,900	104,940	12,941,125

6.The Company’s stockholders did not approve an amendment to the Charter to eliminate the supermajority vote provision relating to stockholder amendment of Charter provisions governing directors.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
108,259,191	567,621	107,666	12,941,125

7.The Company’s stockholders did not approve an amendment to the Charter to eliminate the supermajority vote provision relating to stockholder amendment of the Charter provision governing action by stockholders.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
108,272,665	552,446	109,367	12,941,125

8.The Company’s stockholders voted to approve the 2026 LTIP.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
87,120,961	21,664,734	148,783	12,941,125

9.The Company’s stockholders did not approve a stockholder proposal regarding greenhouse gas emission reduction efforts report.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
18,031,051	90,550,272	353,155	12,941,125

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
99.1	2026 Long-Term Incentive Plan (incorporated by reference to Annex 1 to the Company’s Definitive Proxy Statement filed with the SEC on April 3, 2026)
104	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

May 19, 2026	By:	/s/ Robert J. Terry
	Name:	Robert J. Terry
	Title:	Senior Vice President, General Counsel and Secretary